Exhibit 99.1

ABERCROMBIE & FITCH ANNOUNCES THE ELECTION OF DANIEL J. BRESTLE
TO BOARD OF DIRECTORS

NEW ALBANY, Ohio, June 15, 2005: Abercrombie & Fitch (NYSE:ANF) today announced the election of Daniel J. Brestle to the Company’s Board of Directors.

Mr. Brestle currently serves as the Chief Operating Officer for The Estee Lauder Companies, Inc. A veteran of the United States Air Force, Mr. Brestle joined Estee Lauder over 27 years ago, where he began his career as a Distribution and Plant Manager and, through a succession of promotions, became Group President in 2001 and Chief Operating Officer earlier this year.

“We are pleased to add another experienced and independent member to our Board of Directors,” said Mike Jeffries, Chairman and Chief Executive Officer of Abercrombie & Fitch. “Dan’s expertise with the global, prestigious Estee Lauder brands will be invaluable to our Board. His experience in the management of a publicly traded company also is important to us, as is his qualification as an independent Board member under NYSE Rules. We believe Dan is an excellent fit with us, and we are excited about his election to our Board.”

Mr. Brestle was elected as a director by the Company’s Board of Directors earlier today. At that meeting, the Board took action to expand its number from ten to eleven, and Mr. Brestle was elected to fill the vacancy created by that expansion. He joins the Company’s class of directors (John Golden, Edward Limato and Robert Singer) whose terms of office will expire at the 2007 annual meeting of stockholders.

Also earlier today at the Company’s annual stockholders meeting, Russell Gertmenian, Archie Griffin and Allan Tuttle were elected to the Board of Directors by the Company’s stockholders.

The Company operated 351 Abercrombie & Fitch stores, 167 abercrombie stores, 271 Hollister Co. stores and 5 RUEHL stores at the end of fiscal May. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

# # # #

MEDIA CONTACT:	Thomas D. Lennox
Director, Investor Relations and Corporate
Communications
(614) 283-6751

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release, A&F’s Form 10-K or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1. BUSINESS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2005 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates, and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.